EXHIBIT 21.1

Subsidiaries of KAR Auction Services, Inc.

The following is a list of subsidiaries of KAR Auction Services, Inc. (a Delaware corporation) as of December 31, 2013:

Name	State or Jurisdiction of Incorporation or Organization
ADESA, Inc.	Delaware
ADESA Corporation, LLC	Indiana
A.D.E. of Ark-La-Tex, Inc.	Louisiana
A.D.E. of Knoxville, LLC	Tennessee
ADESA Ark-La-Tex, LLC	Louisiana
ADESA Arkansas, LLC	Delaware
ADESA Atlanta, LLC	New Jersey
ADESA Birmingham, LLC	Alabama
ADESA California, LLC	California
ADESA Charlotte, LLC	North Carolina
ADESA Colorado, LLC	Colorado
ADESA Dealer Services, LLC	Indiana
ADESA Des Moines, LLC	Iowa
ADESA Florida, LLC	Florida
ADESA Impact Texas, LLC	Texas
ADESA Indianapolis, LLC	Indiana
ADESA Lansing, LLC	Michigan
ADESA Lexington, LLC	Kentucky
ADESA Mexico, LLC	Indiana
ADESA Minnesota, LLC	Minnesota
ADESA Missouri, LLC	Missouri
ADESA Nevada, LLC	Nevada
ADESA New Jersey, LLC	New Jersey
ADESA New York, LLC	New York
ADESA Ohio, LLC	Ohio
ADESA Oklahoma, LLC	Oklahoma
ADESA Pennsylvania, LLC	Pennsylvania
ADESA Phoenix, LLC	New Jersey
ADESA San Diego, LLC	California
ADESA South Florida, LLC	Indiana
ADESA Texas, Inc.	Texas
ADESA Virginia, LLC	Virginia
ADESA Wisconsin, LLC	Wisconsin
AFC Cal, LLC	California
Asset Holdings III, L.P.	Ohio
Auto Portfolio Services, LLC	Indiana
Auto Dealers Exchange of Concord, LLC	Massachusetts
Auto Dealers Exchange of Memphis, LLC	Tennessee
Automotive Finance Consumer Division, LLC	Indiana
Automotive Finance Corporation	Indiana
Automotive Recovery Services, Inc.	Indiana
AutoVIN, Inc.	Indiana
PAR, Inc.	Indiana

Name	State or Jurisdiction of Incorporation or Organization
Axle Holdings, Inc.	Delaware
Axle Holdings Acquisition Company, LLC	Delaware
Insurance Auto Auctions, Inc.	Illinois
Insurance Auto Auctions Corp.	Delaware
Insurance Auto Auctions Tennessee LLC	Tennessee
Insurance Auto Auctions of Georgia LLC	Georgia
IAA Acquisition Corp.	Delaware
IAA Services, Inc.	Illinois
Auto Disposal Systems, Inc.	Ohio
ADS Ashland, LLC	Ohio
ADS Priority Transport Ltd.	Ohio
Dent Demon, LLC	Indiana
Sioux Falls Auto Auction, Inc.	South Dakota
Tri-State Auction Co., Inc.	North Dakota
Zabel & Associates, Inc.	North Dakota
LiveBlock Auctions International, Inc.	Nevada
LiveBlock Auctions Canada Ltd.	Saskatchewan
WFEA Holdings, Inc.	Alberta
CarBuyCo, LLC	North Carolina
AFC Funding Corporation	Indiana
AuctionTrac, LLC	Indiana
OPENLANE, Inc.	Delaware
CarsArrive Network, Inc.	Georgia
Recovery Database Network, Inc.	Delaware
OPENLANE Canada Co.	Nova Scotia
OPENLANE Canada Inc.	Ontario
NEPO Auto Centre, Inc.	Ontario
Auction Vehicles of Mexico, S. de R.L. de C.V.	Federal District of Mexico
ADESUR S. de R.L. de C.V.	Federal District of Mexico
2540-0714 Quebec Inc.	Quebec
504811 NB Ltd.	New Brunswick
51937 Newfoundland & Labrador Limited	Newfoundland
79378 Manitoba Inc.	Manitoba
ADESA Auctions Canada Corporation	Nova Scotia
ADESA Montreal Corporation	Nova Scotia
ADESA Quebec Corporation	Quebec
ADESA Remarketing Services Inc.	Ontario
AutoVIN Canada Inc.	Nova Scotia
Automotive Finance Canada Inc.	Ontario
Greenlight Canada ULC	Alberta
Impact Auto Auctions Ltd.	Ontario
Impact Auto Auctions Sudbury Ltd.	Ontario* (own 50%)
Suburban Auto Parts Inc.	Ontario
ADESA (UK) Limited	United Kingdom
Preferred Warranties, Inc.	Pennsylvania
Preferred Nationwide Reinsurance Company, Ltd.	Turks and Caicos
Warranty Financing Corporation	Pennsylvania

Name	State or Jurisdiction of Incorporation or Organization
PWI Holdings, Inc.	Pennsylvania
Superior Warranties, Inc.	Pennsylvania
ADESA Keys, LLC	Indiana
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* Unless otherwise indicated, all subsidiaries are wholly owned.